UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement.

[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[x]           Definitive Proxy Statement.

[  ]           Definitive Additional Materials.

[  ]           Soliciting Material Pursuant to § 240.14a-12.

LMI AEROSPACE, INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

[x]           No fee required.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount Previously Paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri  63301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 23, 2009
________________________________________________________________________________________________________________________________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2009

THE PROXY STATEMENT AND OUR 2008 ANNUAL REPORT ARE AVAILABLE AT http://ir.lmiaerospace.com/annuals.cfm.

TO OUR SHAREHOLDERS:

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of LMI Aerospace, Inc., a Missouri corporation (the “Company”), will be held at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, beginning at 10:00 a.m. local time on June 23, 2009 for the following purposes:

1.	to elect two Class II Directors for a term expiring in 2012, or until their successors are duly elected and qualified;

2.	to ratify the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 17, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares registered in the name of each shareholder, will be open during usual business hours for the examination by any shareholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting at the office of the Company set forth above.

A copy of the Company’s annual report for its fiscal year ended December 31, 2008, accompanies this notice.

By Order of the Board of Directors,

LAWRENCE E. DICKINSON
Secretary
St. Charles, Missouri
May 4, 2009

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE MEETING ACCORDING TO YOUR WISHES.  YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE MEETING IN PERSON.

LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri  63301

PROXY STATEMENT

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the “Company”) to be voted at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 411 Fountain Lakes Boulevard, St. Charles, MO 63301, beginning at 10:00 a.m. local time on June 23, 2009, or at any adjournment thereof, for the purposes set forth herein and the accompanying Notice of Annual Meeting.  The Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about May 4, 2009.  Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy in the enclosed envelope, and the shares represented thereby will be voted in accordance with your wishes. The proxy statement is also available at http://ir.lmiaerospace.com/annuals.cfm.

Solicitation of proxies is being made by the Company and will be made primarily by mail.  In addition to solicitation by mail, officers, directors and employees of the Company may solicit personally, by mail or telephone if proxies are not promptly received.  The cost of solicitation will be borne by the Company and will include reimbursement paid to banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses of forwarding solicitation materials to the beneficial owners of the Company’s common stock.

The Company’s principal office is located at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301.

REVOCATION OF PROXY

If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company, Lawrence E. Dickinson, in writing at the principal office of the Company of such revocation at any time prior to the voting of the proxy.  A properly executed proxy with a later date will also revoke a previously furnished proxy.

RECORD DATE

The close of business on April 17, 2009 has been fixed as the record date (the “Record Date”) for the determination of holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting.  Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any adjournment thereof.  As of the close of business on the Record Date, there were outstanding 11,617,429 shares of Common Stock, par value $0.02 per share.

ACTIONS TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, that is, Ronald S. Saks, or, if unable or unwilling to serve, Lawrence E. Dickinson, will vote:

1.
FOR the election of each of the persons named herein as a nominee for Class II Director of the Company for a term expiring at the 2012 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified;

2.	FOR the ratification of the engagement of BDO Seidman, LLP as the Company’s independent registered public accounting firm; and

3.	According to such person’s judgment on the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Should the nominees named herein for election as directors become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his or her stead as may be designated by the Board of Directors.  The Board of Directors is not aware of any reason that might cause a nominee to be unavailable to serve.

VOTING SECURITIES AND VOTING RIGHTS

Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters to be acted on at the Annual Meeting, including the election of directors.  There are no cumulative voting rights.

A majority of the outstanding shares of Common Stock as of the Record Date present or represented by proxy will constitute a quorum at the Annual Meeting.  The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect a person nominated for director.  Shares present at the Annual Meeting represented by proxies that are marked “WITHHOLD AUTHORITY” with respect to the election of a person to serve on the Board of Directors will be counted as shares present and entitled to vote and will have the same effect as a vote against the nominee as to which such direction applies.  Only the shares represented at the Annual Meeting will affect the election of a director.

The vote required for the approval of Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm, and for any other matter properly brought before the Annual Meeting, will be the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.  Shares present at the Annual Meeting that abstain (including proxies which deny discretionary authority on any matters properly brought before the Annual Meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter.  Only the shares represented at the Annual Meeting will affect the outcome as to any such matter.

While counted for quorum purposes, shares represented by a proxy as to which there is a “broker non-vote” (i.e., where a broker does not have discretionary authority to vote the shares) as to one or more matters to be voted on shall not be deemed represented at the Annual Meeting as to such matter or matters and, therefore, will have no effect on those matters.

Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of December 31, 2008 (except for Mr. Saks who is shown as of March 31, 2009) with respect to each person or group known by the Company to be the beneficial owner of more than five percent of its outstanding shares of Common Stock.  This table is based on Schedules 13G and, in the case of Mr. Saks, Section 16 filings filed with the Securities and Exchange Commission as well as other information delivered to or obtained by the Company.  Beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Ronald S. Saks 411 Fountain Lakes Blvd. St. Charles, Missouri 63301	1,938,912(1)	16.7%

NorthPointe Capital, LLC 101 West Big Beaver, Suite 745 Troy, MI 48084 Kennedy Capital Management, Inc. 10829 Olive Blvd St. Louis, MO 63141	920,229(2) 611,133(3)	8.0% 5.3%

(1)
Includes 114,953 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Saks. Also included are 1,823,959 shares of Common Stock deemed beneficially owned by Mr. Saks and held of record by the Ronald S. Saks Revocable Trust U/T/A dated June 21, 1991, of which Mr. Saks, as trustee, maintains voting and investment authority.  Mr. Saks reported sole voting power of 1,938,912 shares; no shared voting power; sole dispositive power of 1,938,912 shares; and no shared dispositive power.

(2)
As reflected on the Schedule 13G filed with the Securities and Exchange Commission dated February 13, 2009, provided by NorthPointe Capital, LLC (“NorthPointe”) to the Company in accordance with the Exchange Act. NorthPointe, an investment adviser, reported sole voting power of 621,474 shares; no shared voting power; sole dispositive power of 920,229 shares; and no shared dispositive power as of December 31, 2008.

(3)
As reflected on the Schedule 13G filed with the Securities and Exchange Commission dated February 13, 2009, provided by Kennedy Capital Management, Inc. (“Kennedy”) to the Company in accordance with the Exchange Act. Kennedy, an investment adviser, reported sole voting power of 601,178 shares; no shared voting power; sole dispositive power of 611,133 shares; and no shared dispositive power as of December 31, 2008.

SECURITY OWNERSHIP OF MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of our shares, either alone or jointly with others, are deemed to be beneficial owners of those shares.  The following table sets forth, as of March 31, 2009, the beneficial ownership of the outstanding Common Stock of each current director (including the nominees for election as directors) and named executive officers set forth herein, and the executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Ronald S. Saks	1,938,912(2)	16.7%
Joseph Burstein	541,987(3)	4.7%
Sanford S. Neuman	240,241(4)	2.1%
Brian D. Geary	89,691(5)	*
Lawrence E. Dickinson	82,535(6)	*
Thomas G. Unger	22,691(7)	*
Ryan P. Bogan	21,673(8)	*
Robert T. Grah	15,305(9)	*
Darrel E. Keesling	10,808(10)	*
John M. Roeder	10,691(11)	*
Judith W. Northup	7,691(12)	*
John S. Eulich	6,141(13)	*

All directors and executive officers as a group (14 in group)	3,047,214(14)	26.2%

* Less than 1%.

(1)
Reflects the number of shares outstanding on March 31, 2009, and with respect to each person, assumes the exercise of all stock options held by such person that are exercisable currently or within 60 days of March 31, 2009 (such options being referred to hereinafter as “currently exercisable options”).

(2)	See Note (1) to the table “Security Ownership of Certain Beneficial Owners.”

(3)
Includes 537,296 shares of Common Stock reported as held of record by the Joseph Burstein Revocable Trust U/T/A dated August 20, 1983, for which Mr. and Mrs. Burstein, as co-trustees, share voting and dispositive power.  Also included are 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(4)
Includes 221,850 shares held of record by a revocable trust established by Mr. Neuman for his benefit of which Mr. Neuman, as trustee, has voting and investment power and 13,700 shares held by certain trusts of which Mr. Neuman, as trustee, has voting and investment power. Also includes 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(5)
Includes 70,000 shares held by MBSP, L.P., a Nevada limited partnership, of which Mr. Geary is the sole general partner and has voting and investment power. Also includes 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(6)
Includes 53,430 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Dickinson, and 2,200 shares of Common Stock directly or indirectly owned by Mr. Dickinson’s children, who maintain a principal residence at Mr. Dickinson’s residence. Mr. Dickinson has disclaimed beneficial ownership of such shares owned by his children. Also includes 10,000 shares of restricted stock vesting between January 2011 and February 2012 and 7,500 shares of Common Stock issuable upon the exercise of currently exercisable options to purchase such shares.

(7)	Includes 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(8)	Includes 20,227 shares of restricted stock vesting between July 2009 and July 2012.

(9)	Includes 8,000 shares of restricted stock vesting between January 2011 and February 2012.

(10)	Includes 7,840 shares of restricted stock vesting between January 2010 and 2011.

(11)	Includes 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(12)	Includes 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(13)	Shares of restricted stock vesting between June 2009 and June 2011.

(14)
Includes 11,000 shares subject to currently exercisable options held by non-director executives of the Company.  Also includes 59,567 shares of restricted stock held by non-director executives of the Company and 34,287 shares of restricted stock held by directors of the Company.

PROPOSAL 1 - ELECTION OF DIRECTORS

INFORMATION ABOUT THE NOMINEES AND CURRENT DIRECTORS

The Company’s Amended and Restated By-laws provide for a division of the Board of Directors into three classes.  One of the classes is elected each year to serve a three-year term.  The terms of the current Class II Directors expire at the Annual Meeting.

The Company’s Amended and Restated By-laws currently specify that the number of directors shall be not less than three or more than nine, subject to amendment by the Board of Directors. The number of directors currently authorized is nine; however, there is one vacancy for a Class II Director on the Board of Directors.  The Company’s By-laws provide that vacancies on the Board of Directors may be filled by the remaining members of the Board of Directors.  Pursuant to its charter, the Corporate Governance and Nominating Committee recommends to the Board of Directors persons to fill vacancies on the Board of Directors.  The Board of Directors intends to continue to seek a qualified individual to fill the vacancy.  Proxies solicited by the Company for the election of directors cannot be voted for a greater number of persons than the number of nominees named in the proxy.

Two directors are to be elected at the Annual Meeting.  The Board of Directors, after recommendation by the Corporate Governance and Nominating Committee, has designated Messrs. Unger and Roeder as nominees for re-election as Class II Directors of the Company at the Annual Meeting.  If elected, such nominees will serve until the expiration of their terms at the 2012 Annual Meeting of Shareholders or until their successors are elected and qualified.  The nominees have consented to being named in this Proxy Statement and to serve if elected.  The Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve if elected.

The following table sets forth for each director, such director’s age, principal occupation for at least the last five years, present position with the Company, the year in which such director was first elected or appointed a director (each serving continuously since first elected or appointed), directorships with other companies whose securities are registered with the Securities and Exchange Commission, and the class of such director.

Class II:  To be elected to serve as Director until 2012

Name	Age	Principal Occupation	Service as Director Since
Thomas G. Unger	60	Mr. Unger has been a director of Fife Fabrication, Inc., a manufacturer of sheet metal parts and assemblies, since early 1998. Prior thereto, Mr. Unger was the Chief Executive Officer of Tyee Aircraft, Inc., a supplier of rods, struts and engineered tubular components for the aircraft and aerospace industries, from 1982 to 1998.	1999

John M. Roeder	66	Mr. Roeder has acted as a financial consultant since 1999. Prior thereto, he was an Office Managing Partner of Arthur Andersen LLP, then an international accounting firm. Mr. Roeder is also the Director in Residence at The Institute for Excellence in Corporate Governance of The University of Texas at Dallas – School of Management. Mr. Roeder is a member of the board of directors and the audit committee of Fiduciary/Claymore MLP Opportunity Fund and Fiduciary/Claymore Dynamic Equity Fund, which are traded on the New York Stock Exchange.	2003

Class I:  To continue to serve as Director until 2011

Name	Age	Principal Occupation	Service as Director Since
Sanford S. Neuman	73	Mr. Neuman has served as a Director and Assistant Secretary of the Company since 1984 and has served as a director of Tempco Engineering, Inc., a subsidiary of the Company, since 2001. Mr. Neuman is Chairman of the law firm, Gallop, Johnson & Neuman, L.C. and was the Managing Member of Gallop, Johnson & Neuman, L.C. from May 2000 until he was elected Chairman on March 31, 2005. He has been a Member of Gallop, Johnson & Neuman, L.C. for more than thirty years.	1984
John S. Eulich	58
Mr. Eulich was elected as a Director of the Company on August 22, 2005. He has served as the President and Chief Executive Officer of INDEECO (Industrial Engineering and Equipment Company, Inc.), a manufacturer of electric heaters and controls, since November 2, 2005. From July 1, 2003 through October 2005, Mr. Eulich operated a private consulting business. From 2001 to 2003, Mr. Eulich served as the President of Graphic Microsystems, Inc., a manufacturer of printing controls equipment, and served as Managing Director of Van Dam Machine B.V., both affiliated companies of Mark Andy, Inc., from 2000 to 2003.

			2005

Judith W. Northup	58
Ms. Northup was appointed to serve as a Director of the Company on May 2, 2006.  Ms. Northup served as an executive officer of Vought Aircraft Industries, Inc., a large aircraft manufacturer and assembler, from 1997 until her retirement on March 1, 2006.  She served as Vice President, Office of the President from February 2005 until her retirement.  Ms. Northup served as Vice President and Chief Administrative Officer of Vought from April 2004 to February 2005.  She also previously served as its Vice President, Human Resources, Administration and Information Services, as well as Vice President, Material.  Ms. Northup is a member of the board of directors and compensation and nominating committee of Exostar, a provider of secure collaboration and integrated supply-chain solutions to the aerospace and defense industry.
2006

Class III:  To continue to serve as Director until 2010

Name	Age	Principal Occupation	Service as Director Since
Ronald S. Saks	65	Mr. Saks has served as our Chief Executive Officer and President since 1984. Prior to his employment with the Company, Mr. Saks was an Executive Vice President with Associated Transports, Inc. for eight years and was a Tax Manager with Peat Marwick Mitchell & Co., now known as KPMG LLP, for eight years prior thereto.	1984
Joseph Burstein	81	Mr. Burstein has served as Chairman of the Board of Directors of the Company since 1984. From 1984 through January of 1989, Mr. Burstein served as a Vice President of the Company, after which he retired as an officer of the Company.	1984
Brian D. Geary	52	Mr. Geary has served as a Director of the Company since June 3, 2002. Prior thereto, he served as President of Versaform Corporation from July 1978 to May 2002. Mr. Geary has been a member of the board of directors of Highway Holdings Limited, a manufacturer of electrical parts and components, subassemblies and consumer products, since January 2005.	2002

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS II DIRECTORS.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Determination of Director Independence

Rules of The NASDAQ Stock Market LLC require that a majority of the Board of Directors be “independent,” as defined in NASDAQ Marketplace Rule 5605(a)(2).  Under the NASDAQ rules, the Board of Directors must make an affirmative determination that a director is independent by determining that the director has no relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors has reviewed the independence of its directors under the NASDAQ rules.  During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her family and the Company.  Consistent with the review and recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined that Messrs. Unger, Burstein, Eulich, Roeder and Neuman and Ms. Northup are independent under NASDAQ Rule 5605(a)(2).

Board of Directors and Committee Meetings; Annual Meetings; Corporate Governance

The Board of Directors meets throughout the year on a set schedule, and holds special meetings and acts by written consent from time to time as appropriate.  Regularly scheduled meetings include sessions for the independent directors to meet without management present, and the lead director chairs these sessions.  During 2008, seven meetings of the Board of Directors were held. Each director attended in person or by phone 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors held during that portion of the 2008 fiscal year during which he or she was a director and (b) the total number of meetings held during the period by all committees of the Board of Directors on which he or she served during that portion of the 2008 fiscal year.

The Company has no policy with regard to directors’ attendance at annual meetings of its shareholders; however, all of the Company’s directors except Mr. Unger attended the 2008 annual shareholders’ meeting, either in person or by telephone.

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the recently established Corporate Governance and Nominating Committee.  The Board of Directors has adopted a written charter for each committee.  A current copy of each such charter is available on the Company’s website, http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.

Audit Committee

The Audit Committee is currently comprised of Messrs. Roeder (Chairman), Unger and Eulich and Ms. Northup, each of whom is “independent” in accordance with the NASDAQ standards, as well as the independence requirements for audit committee members under Rule 10A-3 promulgated under the Exchange Act.  In addition, the Board of Directors has determined that Mr. Roeder is qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.  The Audit Committee evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of the audits conducted by the Company’s independent public accountants and performs other functions or duties provided in the Audit Committee Charter.  During the 2008 fiscal year, the Audit Committee held six meetings.  The Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable or other accounting matters.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Eulich (Chairman), Unger and Burstein.  The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NASDAQ independence standards, is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and is an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews the Company’s remuneration policies and practices, including executive compensation, and administers the Company’s share-based compensation plans.  During the 2008 fiscal year, the Compensation Committee held four meetings.

Corporate Governance and Nominating Committee

At its meeting in February, 2009, the Board of Directors established the Corporate Governance and Nominating Committee (the “Governance Committee”) to advise and assist the Board of Directors in fulfilling its oversight of the Company’s governance and nominating principles and procedures.  This function previously had been performed by the independent members of the Board of Directors.  The Board of Directors had unanimously concluded that given the increased complexity and importance of corporate governance, the establishment of a smaller committee to perform this function would be more efficient to ensure that proper attention and implementation were achieved.  The Board of Directors appointed three directors to the Governance Committee, namely:  Sanford S. Neuman (Chairman), Joseph Burstein and Judith W. Northup, each of whom is independent in accordance with NASDAQ’s standards.  The Governance Committee operates pursuant to a written charter that was reviewed and approved by the Board of Directors at its February meeting.

The primary responsibilities of the Governance Committee in fulfilling its oversight of the Company’s governance and nominating principles and procedures include:

•	the periodic review of the Company’s Corporate Governance Principles, which are discussed below, and the making of any recommendations to the Board of Directors for changes thereto;

•	the monitoring for compliance with the Company’s Corporate Governance Principles;

•
the review, at least annually, of the size, structure, independence and membership of the Board of Directors and its committees to assure that the proper skills, independence and experience are represented on the Board of Directors and its committees;

•	the evaluation of proposed nominees for election to the Board of Directors, including nominees recommended by shareholders;

•	the oversight of and advice to management with respect to the implementation of conflicts of interest and ethics policies; and

•	the review of succession plans relating to positions held by elected corporate officers, including the Chief Executive Officer.

The Governance Committee considers candidates for Board of Directors membership based on recommendations from the Board of Directors, management and shareholders.  The Governance Committee will give appropriate consideration to written recommendations from shareholders regarding the nomination of qualified persons to serve as directors of the Company, provided that such recommendations contain sufficient information regarding proposed nominees so as to permit the Governance Committee to properly evaluate each nominee’s qualifications to serve as a director.  Nominations must be addressed to the Secretary of the Company at its address appearing on the first page of this Proxy Statement.

The Board of Directors has adopted a set of Corporate Governance Principles regarding, among other things, director qualifications and responsibilities.  These principles establish certain characteristics, experience and skill requirements for potential candidates for the Board of Directors, including, but not limited to, a candidate’s personal and business ethics, financial literacy, business experience, demonstrated record of achievement and other directorships.  Potential candidates are evaluated by the Governance Committee through personal interviews and a thorough review of such criteria.  There are no established term limits for service as a director of the Company.  In general, it is expected that each director of the Company will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment.  In addition, it is expected that the Board of Directors as a whole will be made up of individuals with significant senior management and leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.

The Company’s Corporate Governance Principles were recently revised in order to reflect, among other things, the duties and responsibilities undertaken by the Governance Committee from the independent Board of Directors members and other committees of the Board of Directors.  In addition, a majority voting procedure for the election of directors in an uncontested election was added.  Although Missouri law requires that directors be elected by a majority of the shares voted at a meeting, the failure of a director of a Missouri corporation to receive the required majority vote may not necessarily result in the relinquishment of his or her directorship.  The new majority vote principle requires that each director submit a contingent resignation in writing to the Chairman of the Board of Directors that becomes effective only if the director nominee fails to receive a majority of the votes cast.  The term “votes cast” includes votes to withhold authority but does not include the failure to vote for a director.  In such case, the Governance Committee decides whether to recommend to the Board of Directors acceptance or rejection of the resignation or if other actions should be taken.  The Board of Directors in turn must act on the tendered resignation, taking into account the Governance Committee’s recommendation, and publicly discloses its decision and reasons for such decision within 90 days from the date of the certification of the election results.  A director who tenders his or her resignation under this policy may not participate in the consideration by the Governance Committee concerning its recommendation to the Board of Directors or in the Board of Directors’ decision on whether or not to accept or reject the resignation or take any other action.  The Company’s Corporate Governance Principles, as so revised, are available on its website at http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.

Code of Business Conduct and Ethics

All directors, officers and employees of the Company, including its Chief Executive Officer and its Chief Financial Officer, are required to comply with the Company’s Code of Business Conduct and Ethics to ensure that the Company’s business is conducted in a legal and ethical manner.  The Code of Business Conduct and Ethics covers all areas of business conduct, including employment policies and practices, conflicts of interest and the protection of confidential information, and requires strict adherence to all laws and regulations applicable to the conduct of our business.  Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics.  The Company, through the Audit Committee, has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting control or auditing matters and to allow for the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters.  The Company’s Code of Business Conduct and Ethics can be found on its website, http://www.lmiaerospace.com, and can be obtained free of charge by written request to the attention of the Secretary of the Company at the address appearing on the first page of this Proxy Statement or by telephone at (636) 946-6525.  Any changes to or amendments of the Code of Business Conduct and Ethics will be posted on our website.

Director Compensation

The following table presents the compensation of our non-employee directors for the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Joseph Burstein	32,000	30,169(2)	62,169
Brian D. Geary	32,000	30,169(3)	62,169
Sanford S. Neuman	32,000	30,169(4)	62,169
John S. Eulich	32,000	32,140(5)	64,140
Judith W. Northup	32,000	24,069(6)	56,069
Thomas G. Unger	32,000	30,169(7)	62,169
John M. Roeder	32,000	30,169(8)	62,169

(1)
This column represents the dollar amount of expense recognized for financial statement reporting purposes with respect to all unvested shares of restricted stock for each director for the 2008 fiscal year, in accordance with Statement of Financial Accounting Standard No. 123R (“SFAS No. 123R”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount of expense is calculated using the fair market value on the date of grant, taken ratably over the stated vesting period. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be realized by the directors. Accordingly, amounts include expenses recognized for financial statement purposes during fiscal year 2008 in relation to awards granted in prior years. Shares of restricted stock granted in 2008 had a grant date fair value of $32,002 for each of the directors listed above, respectively.

(2)	At December 31, 2008, Mr. Burstein held 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(3)	At December 31, 2008, Mr. Geary held 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(4)	At December 31, 2008, Mr. Neuman held 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(5)	At December 31, 2008, Mr. Eulich held 6,141 shares of restricted stock vesting between June 2009 and June 2011.

(6)	At December 31, 2008, Ms. Northup held 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(7)	At December 31, 2008, Mr. Unger held 4,691 shares of restricted stock vesting between June 2009 and June 2011.

(8)	At December 31, 2008, Mr. Roeder held 4,691 shares of restricted stock vesting between June 2009 and June 2011.

Narrative for Director Compensation Table

In fiscal year 2008, each of our non-employee directors was paid an annual fee consisting of cash in the amount of $32,000 plus a grant of 1,679 shares of restricted stock, having a fair value of $32,002 on the award date, calculated in accordance with SFAS No. 123R.  All of such shares of restricted stock vest (and the restrictions lapse) over a period of three years and are subject to forfeiture until vested.  Our directors do not receive additional per meeting fees, nor do they receive additional compensation for service on committees.  Effective for fiscal year 2009, the stock portion of the directors’ fees was increased from shares having a fair market value on the award date of $32,000 to shares having a fair market value on the award date of $48,000 to reflect the increased time required of the directors as a result of the increased oversight responsibilities of a larger and more sophisticated operation.  The Board of Directors determined that providing such director fee increase in the form of stock rather than cash would be more effective because it encourages long-term, rather than short-term, planning.

Equity or Other Security Ownership Requirements or Guidelines

In August 2008, the Board of Directors established a guideline with respect to share ownership by our directors.  This guideline provides that, effective for fiscal year 2009, directors are expected to own at least 5,000 shares of our common stock, which ownership may be phased in over a five-year period commencing on the later of (a) the 2009 Annual Meeting or (b) the date upon which the director in question is first elected or appointed to the Board of Directors.  All of our current directors meet this guideline.  The guideline is not applicable to executive officers.

Compensation Committee Interlocks and Insider Participation

During the 2008 fiscal year, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Company, or had any relationship requiring disclosure hereunder. During 2008, no executive officer of the Company served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors or as a director of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

2008 Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors generally administers our compensation programs, including our equity incentive program, and approves our executive officers’ compensation.  It has the authority to retain outside counsel and such other experts or consultants as it deems necessary to discharge its duties.  Our Board of Directors appoints the members of the Compensation Committee, which currently consists of John S. Eulich, its Chairman, Joseph Burstein and Thomas G. Unger, all of whom are independent directors.  The duties, responsibilities and authority of the Compensation Committee are prescribed in the Compensation Committee Charter.  The Compensation Committee Charter is reviewed periodically and revised by the Board of Directors as appropriate.  Our Compensation Committee Charter can be found on our website at http://www.lmiaerospace.com under the heading “Investors – Corporate Governance – Compensation Committee Charter.”

Our Executive Compensation Policy

We believe that establishing and fairly implementing a comprehensive executive compensation program is critical to attracting and retaining talented and dedicated management.  Accordingly, our overall compensation philosophy consists of offering our executives and other members of our management team compensation and benefits that enable us to attract, retain and motivate highly skilled people who work together as a team to achieve our financial and strategic business objectives.  In furtherance of this compensation philosophy, our executive compensation program is designed to:

•	provide fair and reasonable compensation that meets the competitive environment for executive talent;
•	help motivate the members of our executive team to achieve excellent performance; and
•	align the interests of our executive team members with those of our shareholders and promote the long-term success of our company.

To meet these objectives, our executive compensation program is designed to achieve a balance of cash and stock-based remuneration that provides a fair and competitive base salary for an executive’s work along with both short-term and long-term performance incentives that are consistent with our short-term and long-term strategic initiatives.  Our compensation program also provides a mix of guaranteed compensation and incentive-based compensation, which includes elements of cash compensation and stock-based compensation.

Compensation Committee Process

While all decisions regarding executive compensation are ultimately made by our Compensation Committee, in practice, the Compensation Committee generally relies heavily on the recommendations of the Chief Executive Officer with respect to all of our executive officers, other than the Chief Executive Officer himself.  In particular, the Compensation Committee relies on the Chief Executive Officer’s assessment of each executive officer’s individual performance measured by the officer’s contributions to the achievement of our strategic objectives as well as his or her level of responsibility and level of specialized experience and knowledge.  Determinations by our Compensation Committee are not made in accordance with strict formulas that measure weighted qualitative and quantitative factors.  Rather, such determinations are more subjective in nature and take into account not only the recommendations of our Chief Executive Officer but also such other factors deemed relevant by the Compensation Committee to blend competitive ranges with our own internal policies and practices. The use by our Compensation Committee of outside resources and references, such as industry benchmarks, has historically been somewhat limited.

Employment Agreements

The Company has entered into a written employment agreement with each of our executive officers identified in the summary compensation table, whom we refer to as our named executive officers.  The Company has also entered into written employment agreements with other key personnel in an effort to retain such personnel.

Other than Darrel E. Keesling, our Chief Operating Officer, and Ryan P. Bogan, President and Chief Executive Officer of D3 Technologies, Inc., our named executive officers have entered into three-year employment agreements with terms that began on January 1, 2008 and expire on January 1, 2011.  This three-year term allows the Compensation Committee to align the base salary and bonus elements of executive compensation with the long-term equity-based compensation element of executive compensation.  The term of Mr. Keesling’s employment agreement expires on January 1, 2010, and the term of Mr. Bogan’s employment agreement expires on January 1, 2011.

Each named executive officer’s employment agreement establishes (a) his base salary and the annual increases in his base salary and (b) his applicable performance goal for purposes of determining whether an annual incentive bonus has been earned and the formula for determining the amount of such bonus.

To reflect his primary focus on the operations of the entire enterprise, Mr. Saks’s employment agreement was amended in April 2008 to revise the calculation of his annual bonus to include income from the operations of both the Aerostructures segment and the Engineering Services segment, operated by D3 Technologies, Inc.

Elements of our Executive Compensation Program

Our executive compensation program consists of three basic elements, namely, base salary, annual incentive cash bonus and long-term incentive equity-based compensation.  Consistent with our executive officer compensation philosophy, we have structured each element of our compensation package as set forth below. The following discussion analyzes compensation for 2008, as well as the 2009 objectives, for our named executive officers.  Our named executive officers, who are determined based on total compensation calculated under SEC regulations, consist of the following persons:

•	Ronald S. Saks, President and Chief Executive Officer;
•	Darrel E. Keesling, Chief Operating Officer;
•	Robert T. Grah, Vice President, Central Operations;
•	Lawrence E. Dickinson, Chief Financial Officer; and
•	Ryan P. Bogan, President and Chief Executive Officer of D3 Technologies, Inc.

Base Salary

Base salaries for our executive officers are designed to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience and performance. We seek to keep a relative balance between the range of base salary for our executive officers and that of our plant general managers, based primarily on the overall responsibility of a corporate executive in relation to the responsibility of a plant general manager for one operating unit.  A relative balance is also maintained among the members of our executive management team with the difference in base salaries being within a relatively narrow range.

In 2008, the salaries for our named executive officers increased as follows:

Named Executive Officer	2007 Salary ($)	2008 Salary ($)	Increase (%)
Ronald S. Saks	277,200	285,516	3
Darrel E. Keesling	240,000 (1)	250,000	4
Robert T. Grah	209,694	237,065	13
Lawrence E. Dickinson	190,704	215,632	13
Ryan P. Bogan	175,000 (2)	181,125	3.5

(1)	Mr. Keesling’s $240,000 base salary was prorated for the period of January 15, 2007 through December 31, 2007, during which he was employed by the Company. The actual amount paid was $230,000.

(2)
Mr. Bogan’s $175,000 base salary was prorated for the period of July 31, 2007 through December 31, 2007, during which he was employed by the Company. The actual amount paid was $72,917. Mr. Bogan was not a named executive officer in 2007.

All of these increases were required by the terms of the named executive officers’ employment agreements.  In preparing the employment agreements at the beginning of 2008, the Compensation Committee believed that Mr. Saks’s base salary should be increased in 2008 by more than 3%, but, at the suggestion of Mr. Saks, his employment agreement reflects a modest 3% increase in order to maintain the spread between his salary and those of other executive and management level personnel.  The employment agreements of Messrs. Grah and Dickinson called for greater percentage increases in 2008 in response to the ongoing additional responsibility placed on our management team arising primarily from the recent increase in the size of the Company’s operations and a reduction of bonus to better align the Compensation Committee’s view of the mix of bonus and pay.

In 2009, salaries for our named executive officers increased as follows pursuant to the terms of their employment agreements:

Named Executive Officer	2008 Salary ($)	2009 Salary ($)	Increase (%)
Ronald S. Saks	285,516	294,081	3
Darrel E. Keesling	250,000	260,000	4
Robert T. Grah	237,065	244,060	3
Lawrence E. Dickinson	215,632	222,003	3
Ryan P. Bogan	181,125	187,464	3.5

Annual Incentive Bonus

We use our annual incentive bonus program to provide our executive officers with short-term incentives in furtherance of our compensation goals and objectives.  This bonus program is tied to a pre-established operating performance goal rather than appreciation in share value. We believe that this approach encourages our executive officers’ team effort to maximize total performance.

The performance goals were initially established by the Compensation Committee and are set forth in each executive officer’s employment agreement.  The performance goals for our named executive officers other than Messrs. Saks and Bogan are based on annual income from operations for the Aerostructures segment.  The performance goal for Mr. Saks is based on the combined annual income from operations of the Aerostructures segment and Engineering Services segment, and the performance goal for Mr. Bogan is based on annual income from operations of the Engineering Services segment.  In determining the appropriate performance goals, the Compensation Committee attempted to set goals that would help the executive officers to focus their efforts in a manner that best promoted the overall success and growth of the Company.  The Compensation Committee believes that a performance goal reflecting financial results based on direct operating performance most appropriately incentivizes management for both short-term and long-term results.

The Board of Directors adopts an operating budget for the Company each year, after receiving and considering input and recommendations from the Company’s management.  Each year’s annual budget reflects the Company’s expectations for annual income from operations for the Aerostructures segment and the Engineering Services segment, based on expectations of revenues and operating margins for each segment.  Under the employment agreements of Messrs. Saks, Grah and Dickinson, no incentive bonus can be earned until a minimum threshold of 60% of the budgeted amount for annual income from operations is achieved by the Aerostructures segment (in the case of Messrs. Grah and Dickinson) or by the Aerostructures and Engineering Services segments combined (in the case of Mr. Saks).  If the applicable minimum threshold is achieved, the employment agreements provide that each named executive officer earns a bonus equal to 5% of his base salary, plus a percentage of the amount by which the applicable annual income from operations for the subject year exceeds the minimum threshold, plus, in the case of Mr. Saks, a percentage of the amount by which the applicable annual income from operations for the subject year exceeds the budgeted amount.  There is no cap on the amount of bonus that can be earned by our executives under their employment agreements.

Under their respective employment agreements, Mr. Keesling is eligible for an incentive bonus if annual income from operations for the Aerostructures segment in the amount of $10 million is achieved, and Mr. Bogan is eligible for an incentive bonus if annual income from operations for the Engineering Services segment in the amount of $3 million is achieved.  The employment agreement of Mr. Keesling provides that, if the minimum threshold is achieved, Mr. Keesling earns a bonus equal to 5% of his base salary, plus a percentage of the amount by which the annual income from operations of the applicable segment exceeds the threshold.   The employment agreement of Mr. Bogan provides that, if the minimum threshold is achieved, Mr. Bogan earns a bonus equal to 0.7% of annual income from operations of the Engineering Services segment.

In 2008, with respect to Messrs. Grah and Dickinson, the budgeted amount of income from operations for the Aerostructures segment was $25 million, and the minimum threshold was $15 million.  With respect to Mr. Saks, the combined budgeted amount of income from operations of both the Aerostructures and Engineering Services segments was $32 million, and the minimum threshold was $19 million.  As described above, with respect to Mr. Keesling, the threshold was $10 million in income from operations from the Aerostructures segment; and with respect to Mr. Bogan, the threshold was $3 million in income from the Engineering Services segment.

As a result of exceeding the applicable minimum threshold, each named executive officer received the bonus described below:

Executive Officer	Bonus at Threshold Amount as a Percentage of Base Salary(1)	Additional Bonus as a Percentage of Excess over Threshold Amount(1)	Total 2008 Bonus as a Percentage of Base Salary
Ronald S. Saks President and CEO	5%(2)	0.650% for amounts exceeding threshold but not the budget and 1.000% for amounts exceeding the budget (3)	32.94%
Darrel E. Keesling Chief Operating Officer	5%(4)	0.625%	28.96%
Robert T. Grah Vice President, Central Operations	5%(5)	0.500%	14.67%
Lawrence E. Dickinson Chief Financial Officer	5%(6)	0.400%	13.50%
Ryan P. Bogan President and CEO of D3 Technologies, Inc.	N/A(7)	0.700%(7)	45.22%

(1)
Except for Mr. Bogan, the total bonus for each executive consists of two components: (a) 5% of the executive’s base salary if the minimum threshold is achieved, plus (b) the applicable percentage of the annual income from operations of the Company (in the case of Mr. Saks) or the Aerostructures segment (in the case of Messrs. Keesling, Grah and Dickinson) in excess of the applicable threshold.  Mr. Bogan’s annual incentive bonus is 0.7% of annual income from operations of the Engineering Services segment if the minimum threshold is achieved.

(2)	The threshold for Mr. Saks’s incentive bonus was 60% of the combined budget for annual income from operations of the Aerostructures segment and the Engineering Services segment.

(3)	Based on the combined budget for annual income from operations of the Aerostructures segment and the Engineering Services segment.

(4)	The threshold for Mr. Keesling’s incentive bonus was $10 million of annual income from operations of the Aerostructures segment.

(5)	The threshold for Mr. Grah’s incentive bonus was 60% of the budget for annual income from operations of the Aerostructures segment.

(6)	The threshold for Mr. Dickinson’s incentive bonus was 60% of the budget for annual income from operations of the Aerostructures segment.

(7)
The threshold for Mr. Bogan’s incentive bonus was $3 million of annual income from operations of the Engineering Services segment.  Mr. Bogan’s annual incentive bonus is calculated as 0.7% of annual income from operations of the Engineering Services segment rather than as 5% of Mr. Bogan’s base salary plus a percentage of the excess over the threshold amount.

The Compensation Committee also has the authority to award additional discretionary bonuses based on extraordinary performance or circumstances.  Such bonus awards are not, however, common, and no such bonuses were made in 2008.  In addition, in appropriate circumstances, the Compensation Committee may make special payments in the form of cash or shares of stock in connection with the employment of certain executives and other members of our management team prior to executing an employment agreement.  Whether a special payment is made and the amount thereof is determined on a case-by-case basis.  No such payments were made to the Company’s named executive officers in 2008.

Long-Term Incentive Compensation

The long-term incentive awards for our executive officers are made under our 2005 Long-Term Incentive Plan under which the Compensation Committee may, among other things, grant or award stock options, shares of restricted stock, restricted stock units and other stock-based awards, subject to certain limitations and restrictions as set forth in the plan.  Our use of stock-based awards for our executive officers is the primary means by which we provide our executive officers a long-term incentive that becomes more valuable to the executive to the extent our share value increases, thereby aligning each executive’s interest with the interest of our shareholders.

Prior to 2005, we granted stock options that generally vested over a number of years.  Since such time, no stock options have been granted.  We believe that utilization of restricted stock awards provides long-term incentives comparable to the use of stock options while also offering the advantage of reduced market risk to the executive and reduced potential dilution of outstanding shares compared to utilization of an option having the same fair value on the date of grant.  Moreover, the Company’s expense for the issuance of restricted stock, which is fixed at the market value on the day of grant, is spread over the vesting period while the expense for stock options involves the use of theoretical assumptions to create a hypothetical value and expense for the options. However, the Company may issue stock options in the future if it determines circumstances become more beneficial to do so.

It is the policy of the Compensation Committee that, with respect to all equity-based compensation for the executive officers, the award dates for each grant shall be specified by the Compensation Committee at a duly convened meeting as of a date on or after the date of its action, and that the exercise price shall be determined by reference to the closing price and the value of the grant shall be determined by reference to the average of the high and low prices of our common stock on the specified award date.  Equity grants may also be made to new executive officers upon commencement of their employment and, on occasion, to executive officers in connection with a significant change in job responsibility, extraordinary performance or other reasons.

In January 2008, the Compensation Committee awarded shares of restricted stock to our executive officers (other than Messrs. Saks and Bogan).  In determining the number of shares of restricted stock to be awarded to executive officers in 2008, the Compensation Committee evaluated (a) each executive officer’s job responsibility, past performance and anticipated future contributions, (b) the value of the grant and potential appreciation to the executive officer in relation to the other elements of his or her total compensation, (c) corporate performance and (d) the executive officer’s existing vested and unvested equity holdings.  In addition, the Compensation Committee took into consideration the awards of our restricted stock made to executives of D3 Technologies, Inc. relative to those made to the executive officers of the Company and determined that it was appropriate to increase the number of shares awarded to the executive officers of the Company in 2008 as a means of achieving an equitable balance of awards of restricted stock to executives of D3 Technologies, Inc. relative to those made to the executive officers of the Company.  The Compensation Committee awarded shares of restricted stock to the Company’s named executive officers in January 2008 as follows:  Mr. Keesling 6,000 shares; Mr. Grah 5,000 shares; and Mr. Dickinson 5,000 shares.

Based primarily on discussions with our Chief Executive Officer and taking into account his significant ownership of our common stock, the Compensation Committee has determined that grants of options or awards of restricted shares to our Chief Executive Officer would not serve the primary purpose of these grants or awards of providing him long-term incentives.  Accordingly, our Chief Executive Officer has not received stock options or shares of restricted stock in the past and did not receive any in 2008.  Our Chief Executive Officer has indicated his concurrence with this determination by the Compensation Committee.

In February 2009, the Compensation Committee awarded additional shares of restricted stock to management as a means of providing additional incentive and serving as a retention mechanism for key employees in view of the current tumultuous economic environment and the uncertainty within the aerospace industry, which present unique challenges to the Company’s achievement of its business plan for 2009 and beyond.  Such awards included an award of 5,000 shares to Lawrence E. Dickinson, our Chief Financial Officer, and 3,000 shares to Robert T. Grah, our Vice President, Central Operations.  No other named executive officers have received grants of shares of restricted stock in 2009.

Benefit Programs and Executive Perquisites

In addition to the three basic elements of our executive compensation program described above, our executives participate in other benefit programs, such as group term life and health benefits, disability programs, and our Profit Sharing and 401(k) Plan, which are available to all of our full-time employees.

Historically, we have not offered perquisites to our executive officers other than the use of a company furnished automobile or an automobile allowance in lieu thereof.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its chief executive officer or the other named executive officers.  Under Section 162(m), certain compensation, including “performance-based compensation,” is excluded from this deduction limitation.  Our intent is to structure compensation paid to our executives to be deductible; however, from time to time, the Compensation Committee may award compensation that may not be deductible if it determines that such awards are consistent with our compensation philosophy and in the best interest of our shareholders.  We believe that all of the 2008 compensation paid to our executive officers is fully deductible.

COMPENSATION COMMITTEE REPORT

In fulfilling its duties and responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s 2009 proxy statement.

Respectfully submitted,

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF
LMI AEROSPACE, INC.

John S. Eulich, Chairman of the Compensation Committee Joseph Burstein, Member
Thomas G. Unger, Member

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by the Company's Chief Executive Officer, Chief Financial Officer and each of the three most highly compensated executive officers, whose 2008 total compensation exceeded $100,000 in each instance, referred to collectively as the named executive officers, for the fiscal years ended December 31, 2006, 2007 and 2008:

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)	Total ($)
Ronald S. Saks President and CEO	2008	285,516	-	94,035	6,333	385,884
	2007	277,200	-	96,112	6,364	379,676
	2006	270,600	-	64,153	6,448	341,201
Darrel E. Keesling Chief Operating Officer (3)	2008	250,000	76,460	72,404	1,840	400,704
	2007	230,000(4)	55,572	80,544	4,588	370,704
Robert T. Grah Vice President, Central Operations	2008	237,065	48,023	34,776	7,035	326,899
	2007	209,694	20,670	65,125	6,035	301,524
	2006	204,794	13,806	43,793	7,035	269,428
Lawrence E. Dickinson Chief Financial Officer	2008	215,632	47,199	29,120	3,191	295,142
	2007	190,704	17,490	53,403	3,793	265,390
	2006	186,242	11,682	36,147	4,687	238,758
Ryan P. Bogan President and CEO of D3 Technologies, Inc. (5)	2008	181,125	152,803	81,906	8,077	423,911

(1)
This column represents the dollar amount of expenses recognized for financial statement reporting purposes with respect to all unvested shares of restricted stock for each named executive officer and for each of the 2008, 2007 and 2006 fiscal years, in accordance with SFAS No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount of expense is calculated using the fair market value on the date of grant, taken ratably over the stated vesting period. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be realized by the named executive officers. Accordingly, amounts include expenses recognized for financial statement purposes during fiscal years 2008, 2007 and 2006 in relation to awards granted in prior years.

(2)	The amounts represent cash bonus awarded under our 2005 Long-Term Incentive Plan for the year reported. A portion of such compensation was paid in the first quarter of the ensuing year.

(3)	Mr. Keesling was not employed by the Company in 2006.

(4)	Mr. Keesling’s $240,000 base salary was prorated for the period of January 15, 2007 through December 31, 2007, during which he was employed by the Company.

(5)	Mr. Bogan was not employed by the Company in 2006 and he was not a named executive officer in 2007.

Grants of Plan-Based Awards

The following table provides information on the 2008 grants of plan-based awards to the named executive officers under the 2005 Long-Term Incentive Plan discussed above. Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or shares of restricted stock.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (1) ($)	Target(2) ($)	Maximum (3) ($)
Ronald S. Saks		14,704(4)	79,704	-	-	-
Darrel E. Keesling	1/01/08	-	-	-	6,000	153,600
		13,000(5)	56,514	-	-	-
Robert T. Grah	1/01/08	-	-	-	5,000	128,000
		12,203(6)	46,128	-	-	-
Lawrence E. Dickinson	1/01/08	-	-	-	5,000	128,000
		11,100(6)	38,240	-	-	-
Ryan P. Bogan		21,000(7)	56,264	-	-	-

(1)	Represents estimated payouts of annual incentive bonuses for 2009 assuming the applicable minimum threshold is met but not exceeded.

(2)
Represents estimated payouts of annual incentive bonuses for 2009 assuming the 2009 budget for annual income from operations is met but not exceeded.  Except for Mr. Bogan, the total bonus for each executive consists of two components:  (a) 5% of the executive's base salary if the minimum threshold is achieved, plus (b) the applicable percentage of the annual income from operations of the Company (in the case of Mr. Saks) or the Aerostructures segment (in the case of Messrs. Keesling, Grah and Dickinson) in excess of the applicable threshold, plus, (c) in the case of Mr. Saks, a percentage of the amount by which the applicable annual income from operations for the subject year exceeds the budgeted amount.  The specified percentage is 0.65 (1.0 for amounts exceeding the budget for annual income from operations) for Mr. Saks, 0.625 for Mr. Keesling, 0.50 for Mr. Grah and 0.40 for Mr. Dickinson. Mr. Bogan’s annual incentive bonus is 0.70% of annual income from operations of the Engineering Services segment if the minimum threshold is achieved.

(3)
In accordance with the employment agreement for each respective named executive officer, there is no limitation on the amount of non-equity incentive plan awards that can be earned by each named executive officer.

(4)	Represents 5% of the base salary if the threshold of 60% of the 2009 combined budget for annual income from operations of the Aerostructures segment and the Engineering Services segment is met.

(5)	Represents 5% of the base salary if the threshold of $10 million of annual income from operations of the Aerostructures segment is met.

(6)	Represents 5% of the base salary if the threshold of 60% of the 2009 budget for annual income from operations of the Aerostructures segment is met.

(7)	Represents 0.7% of annual income from operations of the Engineering Services segment if the threshold of $3 million is met.

Narrative for Summary Compensation Table and Grants of Plan-Based Awards Table

The employment agreement of each of our named executive officers provides that such executive officer will receive a performance bonus if the applicable minimum threshold is achieved.  Under the employment agreement of Mr. Saks, the minimum threshold is 60% of the combined amount for annual income from operations of the Aerostructures segment and the Engineering Services segment budgeted by the Board of Directors during the annual budget process.  Under the employment agreement of Mr. Keesling, the minimum threshold is $10 million of annual income from operations of the Aerostructures segment.  Under the employment agreements of Messrs. Grah and Dickinson, the minimum threshold is 60% of the budgeted amount for annual income from operations of the Aerostructures segment.  Under the employment agreement of Mr. Bogan, the minimum threshold is $3 million of annual income from operations of the Engineering Services segment.  Annual income from operations for the purposes of employment agreements of our named executive officers is essentially income from operations of the applicable segment for any given fiscal year with certain adjustments, including the exclusion of income and losses from acquisitions.

If the applicable minimum threshold is achieved, the employment agreements of each of our named executive officers, other than Mr. Bogan, provide that such named executive officer earns a bonus equal to 5% of his base salary, plus a percentage of the amount by which the annual income from operations for the subject year of the applicable segment or segments exceeds the minimum threshold, plus, in the case of Mr. Saks, a percentage of the amount by which the applicable annual income from operations for the subject year exceeds the budgeted amount.  The specified percentage is 0.65 (1.0 for amounts exceeding the Company’s budget for annual income from operations) for Mr. Saks, 0.625 for Mr. Keesling, 0.50 for Mr. Grah and 0.40 for Mr. Dickinson.  Mr. Bogan’s annual incentive bonus is 0.70% of annual income from operations of the Engineering Services segment if the minimum threshold is achieved.

The applicable minimum thresholds for each of our named executive officers for 2008 were as follows:  $19 million combined annual income from operations of the Aerostructures segment and Engineering Services segment for Mr. Saks; $10 million annual income from operations of the Aerostructures segment for Mr. Keesling; $15 million annual income from operations of the Aerostructures segment for Messrs. Grah and Dickinson; and $3 million annual income from operations of the Engineering Services segment for Mr. Bogan.  Because the minimum threshold for annual income from operations was exceeded in 2008 with respect to both segments, each of the named executive officers received bonuses.  We have disclosed the amounts paid to each named executive officer under our annual incentive bonus program under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.  Messrs. Saks, Keesling, Grah, Dickinson and Bogan earned cash awards under our annual incentive bonus program in the amounts of $94,035, $72,404, $34,776, $29,120 and $81,906, respectively, in 2008.

For fiscal year 2009, our executive officers are eligible to receive awards under employment agreements based on the calculations described above.  We have disclosed estimated payouts under our annual incentive bonus program for 2009 under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns in the Grants of Plan-Based Awards Table calculated assuming that the Company achieves, but does not exceed, its budgeted annual income from operations for fiscal year 2009.

Our Compensation Committee made awards of the Company’s restricted stock to our executive officers in fiscal year 2008 under our 2005 Long-Term Incentive Plan.  Pursuant to the terms of the 2005 Long-Term Incentive Plan, our Compensation Committee has broad discretion to award to our executive officers shares of restrictive stock of our Company, among other types of cash-based and equity-based awards, subject to limitations and restrictions as set forth in the plan.  In 2008, Messrs. Keesling, Grah and Dickinson were awarded 6,000, 5,000 and 5,000 shares of restricted stock, respectively.  The dollar amounts of expense recognized for financial statement reporting purposes with respect to all unvested shares of restricted stock of our named executive officers for the 2008 fiscal year, in accordance with SFAS No. 123R, were $76,460, $48,023 and $47,199 for Messrs. Keesling, Grah, and Dickinson, respectively, which we reported in the Stock Awards column of the Summary Compensation Table.  The shares awarded to the named executive officers for the 2008 fiscal year vest according to a three-year cliff vesting schedule.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on unexercised stock options and unvested restricted stock awards granted to the named executive officers that were outstanding as of December 31, 2008. Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or shares of restricted stock. There were no unexercisable stock options outstanding at December 31, 2008.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Darrel E. Keesling	-	-	-	9,679	110,050
Robert T. Grah	-	-	-	5,650	64,241
Lawrence E. Dickinson	4,000	2.75	12/27/2009	-	-
	3,500	2.00	1/18/2011	-	-
	-	-	-	5,550	63,104
Ryan P. Bogan	-	-	-	20,227	229,981

(1)
Of the 9,679 unvested shares owned by Mr. Keesling at December 31, 2008, 1,839 shares vested on January 2, 2009, 1,840 shares will become vested on January 2, 2010 and the remaining 6,000 shares will become vested on January 2, 2011. Of the 5,650 unvested shares owned by Mr. Grah at December 31, 2008, 650 shares vested on January 2, 2009 and the remaining 5,000 shares will become vested on January 2, 2011. Of the 5,550 unvested shares owned by Mr. Dickinson at December 31, 2008, 550 shares vested on January 2, 2009 and the remaining 5,000 shares will become vested on January 2, 2011. Of the 20,227 unvested shares owned by Mr. Bogan at December 31, 2008, 2,891 shares will become vested on July 31, 2009, 4,337 shares will become vested on July 31, 2010, 5,782 shares will become vested on July 31, 2011 and the remaining 7,217 shares will become vested on January 2, 2012.

(2)	Market value of unvested shares is based on closing market price of $11.37 per share on December 31, 2008.

Option Exercises and Stock Vested

The following table provides information on stock options that were exercised by our named executive officers during 2008 and shares of restricted stock held by our named executive officers that vested during 2008. Ronald S. Saks, the Company’s Chief Executive Officer, does not hold any stock options or shares of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Darrel E. Keesling	-	-	1,839	$47,087
Robert T. Grah	-	-	1,300	$33,280
Lawrence E. Dickinson	-	-	1,100	$28,160
Ryan P. Bogan	-	-	1,446	$26,512

(1)	Represents the aggregate market value of the restricted stock at vesting.

Pension Benefits

None of our named executive officers are covered by a defined pension benefit plan or other similar benefit plan that provides for payments or other benefits.

Nonqualified Deferred Compensation

We do not provide our executives with any nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Each of the employment agreements with our named executive officers discussed above was entered into for an initial term of employment that commenced as of January 1, 2008 and expires on January 1, 2011 except for Mr. Keesling, whose employment agreement commenced on January 15, 2007 and expires on January 1, 2010, and Mr. Bogan, whose employment agreement commenced on July 31, 2007 and expires on January 1, 2011.  Each employment agreement automatically renews for additional one-year periods unless terminated by either us or the employee by October 31 of the then-current term.

The employment agreements may be terminated upon: (a) our dissolution, (b) by us in the event we determine that the employee is not performing the duties required of him under his employment agreement to our satisfaction, (c) the death or permanent disability of the employee, (d) ten days’ written notice by us upon the employee’s breach of his employment agreement, (e) by us in the event that the employee engages in conduct which is dishonest, felonious, or is otherwise harmful to the Company, or (f) by the employee upon 30 days’ written notice to us.

If employment is terminated for any of the reasons set forth in clauses (c) through (f) above, the named executive officers will only receive their base salary accrued but unpaid as of the date of the termination. If employment is terminated for any reason other than those set forth in clauses (c) through (f) above and other than in connection with a change of control of the Company, the officers will receive six months of base salary if their term of service to us is less than five years or twelve months of their base salary if their term of service to us is five years or longer.  Except under limited circumstances, such severance pay will be paid in equal monthly installments commencing immediately after the termination.

If, pursuant to a change in control of the Company, a named executive officer’s employment agreement is involuntarily terminated or the executive elects to terminate his employment for a good reason as determined by the Company, the employee will receive a lump sum severance payment in an amount equal to two times his annual base salary and any reasonably anticipated performance bonus for the fiscal year in which he was terminated on a prorated basis. If an executive voluntarily terminates his employment within 90 days of a change in control without good reason, he will receive either six months of his annual base salary if his term of service to us was less than five years or twelve months of his annual base salary if his term of service to us was five years or longer.

The following table indicates the potential payments that would have been received by our named executive officers upon the occurrence of the identified events as of December 31, 2008:

Name	Benefit	Termination: Voluntary or For Cause (1)	Termination: Without Cause (2) ($)	Change in Control: Involuntary or for Good Reason (3) ($)	Change in Control: Voluntary(3) ($)
Ronald S. Saks	Restricted Stock	-	-	-	-
	Severance	-	285,516	665,067	285,516
Darrel E. Keesling	Restricted Stock	-	-	110,050(4)	110,050(4)
	Severance	-	125,000	572,404	125,000
Robert T. Grah	Restricted Stock	-	-	64,241(4)	64,241(4)
	Severance	-	237,065	508,906	237,065
Lawrence E. Dickinson	Restricted Stock	-	-	63,104(4)	63,104(4)
	Severance	-	215,632	460,384	215,632
Ryan P. Bogan	Restricted Stock	-	-	229,981(4)	229,981(4)
	Severance	-	90,563	444,632	90,563

(1)	A voluntary or for cause termination is a termination described in clauses (c) through (f) of the second paragraph of this section.

(2)	A termination without cause is any termination other than a voluntary or for cause termination or a termination in connection with a change in control.

(3)
No accelerated benefit will be paid to the extent that it would constitute an excess parachute payment under Section 280G(b)(3) of the Internal Revenue Code.  As of December 31, 2008, there were no named executive officers who would have received payments that would constitute excess parachute payments.

(4)
The restricted stock value is calculated using the closing market price of our common stock on December 31, 2008, multiplied by the number of shares that would have become vested as a result of the change in control on that date.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee are provided in its Charter, which has been approved by the Board of Directors of the Company.  The Audit Committee Charter was most recently revised and approved by the Board of Directors in February 2009.

In fulfilling its oversight responsibilities with respect to the December 31, 2008 financial statements, the Audit Committee, among other things, has:

•
reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2008, including a discussion of the quality and acceptability of our financial reporting and internal controls;

•
discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and estimates and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Public Company Accounting Oversight Board in Rule 3200T;

•
discussed with the Company’s independent registered public accounting firm its independence from management and the Company, received and reviewed the written disclosures in the letter from the Company’s independent registered public accounting firm as required by the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the Company’s independent registered public accounting firm’s independence; and

•	discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Respectfully submitted,

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
LMI AEROSPACE, INC.

John M. Roeder, Chairman of the Audit Committee
John S. Eulich, Member
Judith W. Northup, Member
Thomas G. Unger, Member

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Until the establishment of our Governance Committee in February 2009, the Audit Committee was responsible for review, approval, ratification or other appropriate action regarding all transactions involving the Company in which a related person has a direct or indirect material interest and the amount involved exceeds $120,000.  The Governance Committee is now charged with this responsibility.  We have developed and implemented policies and procedures to obtain information from our directors and executive officers about related person transactions to assure that all such transactions are brought to the attention of, and appropriately reviewed by, the Governance Committee.  As required by SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in our proxy statement.

All directors and executive officers annually complete, sign and submit a directors’ and officers’ questionnaire designed to, among other things, identify related person transactions on both an actual and potential conflicts of interest basis.  Our directors and officers are also required to update their information if there are any changes during the year.  Under the Company’s Code of Business Conduct and Ethics, our directors and officers are required to immediately disclose all relevant facts and circumstances to our Compliance Officer for his initial review.  If the Compliance Officer determines that there appears to be an actual or potential conflict, he will refer the matter to the Governance Committee to determine whether the related person has a material interest in the transaction requiring its approval, ratification, rescission or other action determined to be appropriate by the Governance Committee.

Sanford S. Neuman, a director of the Company, is the Chairman and a Member of the law firm Gallop, Johnson & Neuman, L.C., which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future.

In September 2002, the Company acquired from MBSP, L.P., a Nevada limited partnership, in which Mr. Brian D. Geary has a direct or indirect 100% equity ownership interest, the operations and certain of the assets of the aerospace division of Southern Stretch Forming and Fabrication, Inc., an aerospace sheet metal manufacturer based in Denton, Texas. In connection with this transaction, the Company was required to pay to MBSP, L.P. 5% of the gross sales of specific parts to a specific customer during the period beginning on January 1, 2003 and ending on December 31, 2007, which payments were not to exceed $500,000. Payments to MBSP, L.P. under this agreement were $84,000 and $138,000 for the years ended December 31, 2007 and 2006, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, the Company’s directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.  Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to the Company or written representations that no reports were required to be filed, the Company believes that each of its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the 2008 fiscal year except as follows:  Mr. Saks reported a disposition by gift late on a Form 5, Mr. Geary reported three option exercises that occurred on the same date late on one Form 5, Mr. Burstein reported five option exercises that occurred on the same date late on one Form 4, and every non-employee director (i.e., Messrs. Burstein, Roeder, Eulich, Unger, Neuman and Geary and Ms. Northup) reported two transactions on a Form 4 that was not timely filed, which disclosed grants of restricted common stock issued pursuant to the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan, as amended.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP (“BDO”), as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 2009.

BDO’s reports on the financial statements of the Company for the past three fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the Company’s audit for each of the three most recent fiscal years, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in their report in the financial statements for such years.

During the Company’s two most recent fiscal years, there were no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

A proposal will be presented at the Annual Meeting to ratify the appointment of BDO as the Company’s independent registered public accounting firm.  One or more of the representatives of that firm are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.  Neither the Company’s By-laws nor its other governing documents or law require shareholder ratification of the selection of BDO as the Company’s independent registered public accounting firm.  However, the Audit Committee is submitting the selection of BDO to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the amount of audit fees, tax fees, audit-related fees and all other fees billed or expected to be billed by BDO Seidman, LLP, the Company’s independent registered public accounting firm, for the years ended December 31, 2008 and December 31, 2007, respectively:

	2008	2007

Audit Fees (1)	$562,117	$531,357
Tax Fees	--	--
Audit-Related Fees (2)	15,343	105,790
All Other Fees	--	--
Total Fees	$577,460	$637,147

(1)	Includes annual financial statement audit, audit of the Company’s internal control over financial reporting and limited quarterly review services.

(2)	Represents fees for services associated with the filing by the Company of a shelf registration statement in November 2007 and other audit-related services.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the Company’s independent registered public accounting firm. All of the fees listed above were pre-approved in accordance with this policy.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and permitted non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the Company’s independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to its Chair authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. The Audit Committee, after review and discussion with BDO Seidman, LLP of the Company’s pre-approval policies and procedures, determined that the provision of these services in accordance with such policies and procedures was compatible with maintaining BDO Seidman, LLP’s independence.

ANNUAL REPORT

The Annual Report of the Company for the 2008 fiscal year accompanies this Notice of Annual Meeting and Proxy Statement.

FUTURE PROPOSALS

Shareholder proposals intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company not later than January 4, 2009 or earlier than December 4, 2009 for inclusion in the Company’s proxy statement and proxy relating to that meeting.  Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Shareholder proposals and nominations for directors made outside of Rule 14a-8 under the Exchange Act may be considered at the 2010 Annual Meeting of Shareholders only if timely notice is given to the Company by March 20, 2010.  Such notice must include a description of the proposed business and the reasons therefor.  The Board of Directors or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law.  These requirements are separate from the procedural requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A shareholder who wishes to communicate with our Board of Directors, specific individual directors or the non-employee directors as a group, may do so by directing a written request addressed to such director(s) in care of the Corporate Secretary at the address appearing on the first page of this proxy statement.  Such communication will be directed to the intended director, group of directors or the entire Board of Directors, as the case may be.

HOUSEHOLDING OF MATERIALS

In some instances, only one copy of this Proxy Statement or annual report is being delivered to multiple shareholders sharing an address, unless the Company has received instructions from one or more of the shareholders to continue to deliver multiple copies.  We will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report, as applicable, to any shareholder at your address.  If you wish to receive a separate copy of the proxy statement or annual report, you may call us at (636) 946-6525 or send a written request to LMI Aerospace, Inc., 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, Attention: Secretary.  Alternatively, shareholders sharing an address who now receive multiple copies of the proxy statement or annual report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than as set forth in the Notice that accompanies this Proxy Statement.  However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 4, 2009

PROXY

LMI AEROSPACE, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 23, 2009

The undersigned hereby appoints Ronald S. Saks, or if Ronald S. Saks is unable or declines to exercise such rights hereunder, the undersigned appoints Lawrence E. Dickinson, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, beginning at 10:00 a.m. local time, June 23, 2009, and at any adjournment thereof, on the following items of business as set forth in the Notice of Annual Meeting and Proxy Statement:

   1.  ELECTION OF DIRECTORS:

Nominees:         Thomas G. Unger                                                                John M. Roeder

☐	FOR all nominees (or such other person designated by the Board of Directors to replace any unavailable nominee)

☐	WITHHOLD AUTHORITY to vote for all nominees

☐	FOR ALL EXCEPT ______________________ (Instruction: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT” box and write that nominee’s name in the space provided.)

2.	RATIFICATION OF THE ENGAGEMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:

☐	FOR	☐	AGAINST	☐	ABSTENTION

   3.  OTHER MATTERS

In his discretion with respect to the transaction of such other business as may properly come before the Annual Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF BDO SEIDMAN, LLP, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

DATE	, 2009

Please date and sign exactly as your name appears on the envelope.  In the case of joint holders, each should sign.  When signing as attorney, executor, etc., give full title.  If signer is a corporation or other entity, execute in full corporate or company name by authorized officer.